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                          BEVERLY ENTERPRISES, INC.
                                 EXHIBIT 11.1
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


PRIMARY:                                                                   1996        1995       1994       1993       1992

                                                                        ----------   --------   --------   --------   --------
  Income (loss) before redemption premium on  preferred stock, extraordinary charge and cumulative effect of change
     in accounting for income taxes ..................................  $   52,026   $ (8,123)  $ 76,913   $ 57,956   $  1,945
  Redemption premium on preferred stock ..............................         --         --         --     (20,000)       --
                                                                        ----------   --------   --------   --------   --------
  Income (loss) before extraordinary charge and cumulative effect
    of change in accounting for income taxes .........................      52,026     (8,123)    76,913     37,956      1,945
  Extraordinary charge, net of income taxes ..........................      (1,726)       --      (2,412)    (2,345)    (8,835)
  Cumulative effect of change in accounting for income taxes .........         --         --         --         --      (5,454)
                                                                        ----------   --------   --------   --------   --------
  Net income (loss) ..................................................      50,300     (8,123)    74,501     35,611    (12,344)
  Preferred stock dividends ..........................................         --      (6,875)    (8,250)    (4,438)    (1,000)
                                                                        ----------   --------   --------   --------   --------
  Net income (loss) applicable to common shares ......................  $   50,300   $(14,998)  $ 66,251   $ 31,173   $(13,344)
                                                                        ==========   ========   ========   ========   ========
  Applicable common shares:
    Weighted average outstanding shares during the period ............      98,574     92,233     85,430     79,735     76,224
    Assumed conversion of preferred stock ............................         --        --          -- (b)     -- (a)     -- (a)
    Weighted average shares issuable upon exercise of common
    stock equivalents outstanding (principally stock options)
    using the "treasury stock" method ................................       1,072        -- (a)   1,657      1,472      1,461
                                                                        ----------   --------   --------   --------   --------
    Total ............................................................      99,646     92,233     87,087     81,207     77,685
                                                                        ==========   ========   ========   ========   ========
  Income (loss) per share of common stock:
    Before redemption premium on  preferred stock,
      extraordinary charge and cumulative effect of change
      in accounting for income taxes .................................  $      .52   $   (.16)  $    .79   $    .66   $    .01
    Redemption premium on preferred stock ............................         --         --         --        (.25)       --
                                                                        ----------   --------   --------   --------   --------
    Before extraordinary charge and cumulative effect
      of change in accounting for income taxes .......................         .52       (.16)       .79        .41        .01
    Extraordinary charge, net of income taxes ........................        (.02)       --        (.03)      (.03)      (.11)
    Cumulative effect of change in accounting for income taxes .......         --         --         --         --        (.07)
                                                                        ----------   --------   --------   --------   --------
    Net income (loss) per share of common stock ......................  $      .50   $   (.16)  $    .76   $    .38   $   (.17)
                                                                        ==========   ========   ========   ========   ========

FULLY DILUTED:
  Income (loss) before redemption premium on preferred stock, extraordinary charge and cumulative effect of change
    in accounting for income taxes ...................................  $   52,026   $ (8,123)  $ 76,913   $ 57,956   $  1,945
  Reduction of interest expense resulting from assumed
    conversion of 7 5/8% convertible subordinated debentures .........         -- (a)     -- (a)     -- (a)     -- (a)     -- (a)
  Reduction of interest expense resulting from assumed
    conversion of 5 1/2% convertible subordinated debentures .........       8,252        -- (a)     --         --         --
  Reduction of interest expense resulting from assumed
    conversion of 9% convertible subordinated debentures .............         --         --         -- (c)   2,711        -- (a)
  Reduction of interest expense resulting from assumed
    conversion of zero coupon notes ..................................         -- (a)     -- (a)     -- (a)     116        -- (a)
  Less applicable income taxes .......................................      (4,832)       --         --        (933)       --
                                                                        ----------   --------   --------   --------   --------
  Adjusted income (loss) before redemption premium on preferred stock,extraordinary charge and cumulative effect of change
    in accounting for income taxes ...................................      55,446     (8,123)    76,913     59,850      1,945
  Redemption premium on preferred stock ..............................         --         --         --     (20,000)       --
                                                                        ----------   --------   --------   --------   --------
  Adjusted income (loss) before extraordinary charge and
    cumulative effect of change in accounting for
    income taxes .....................................................      55,446     (8,123)    76,913     39,850      1,945
  Extraordinary charge, net of income taxes ..........................      (1,726)       --      (2,412)    (2,345)    (8,835)
  Cumulative effect of change in accounting for income taxes .........         --         --         --         --      (5,454)
                                                                        ----------   --------   --------   --------   --------
  Adjusted net income (loss) .........................................      53,720     (8,123)    74,501     37,505    (12,344)
  Preferred stock dividends ..........................................         --      (6,875)       --      (4,438)    (1,000)
                                                                        ----------   --------   --------   --------   --------
  Adjusted net income (loss) applicable to common shares .............  $   53,720   $(14,998)  $ 74,501   $ 33,067   $(13,344)
                                                                        ==========   ========   ========   ========   ========
  Applicable common shares:
    Weighted average outstanding shares during the period ............      98,574     92,233     85,430     79,735     76,224
    Assumed conversion of preferred stock ............................         --         --         -- (b)     -- (a)     -- (a)
    Assumed conversion of Preferred Stock ............................         --         -- (d)  11,253        -- (a)     --
    Weighted average shares issuable upon exercise of common
      stock equivalents outstanding (principally stock options)
      using the "treasury stock" method ..............................       1,175        -- (a)   1,745      1,678      1,791
    Assumed conversion of 7 5/8% convertible subordinated
      debentures .....................................................         -- (a)     -- (a)     -- (a)     -- (a)     -- (a)
    Assumed conversion of 5 1/2% convertible subordinated
      debentures .....................................................      11,253        -- (a)     --         --         --
    Assumed conversion of 9% convertible subordinated debentures .....         --         --         -- (c)   4,322        -- (a)
    Assumed conversion of zero coupon notes ..........................         -- (a)     -- (a)     -- (a)      19        -- (a)
                                                                        ----------   --------   --------   --------   --------
    Total ............................................................     111,002     92,233     98,428     85,754     78,015
                                                                        ==========   ========   ========   ========   ========
  Income (loss) per share of common stock:
    Before redemption premium on preferred stock,
      extraordinary charge and cumulative effect of change in
      accounting for income taxes ....................................  $      .50   $   (.16)  $    .78   $    .65   $    .01
    Redemption premium on preferred stock ............................         --        --          --        (.24)        --
                                                                        ----------   --------   --------   --------   --------
    Before extraordinary charge and cumulative effect of
      change in accounting for income taxes ..........................         .50       (.16)       .78        .41        .01
    Extraordinary charge, net of income taxes ........................        (.02)      --         (.02)      (.02)      (.11)
    Cumulative effect of change in accounting for income taxes .......         --        --         --         --         (.07)
                                                                        ----------   --------   --------   --------   --------
    Net income (loss) per share of common stock ......................  $      .48   $   (.16)  $    .76   $    .39   $   (.17)
                                                                        ==========   ========   ========   ========   ========


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(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.
(b) The cumulative convertible preferred stock (the "preferred stock") was redeemed in January 1994.
(c) The 9% convertible subordinated debentures were converted to Common Stock during the third quarter of 1993.
(d) The $2.75 Cumulative Convertible Exchangeable Preferred Stock (the "Preferred Stock") was exchanged into 5 1/2% convertible subordinated debentures during the fourth quarter of 1995.